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                                                                    EXHIBIT 23.4


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to the Registration Statement of Entravision Communications Corporation on Form S-1 of our report dated March 24, 2000, relating to the financial statements of Z-Spanish Media Corporation and its Predecessor, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche


Sacramento, California
July 7, 2000